Exhibit 99.1

PRESS RELEASE

Selectica Announces Earnings for First Quarter Fiscal 2013
Company sees year-over-year growth in billings and deferred and recurring revenue

SAN MATEO, Calif., July 26, 2012 — Selectica, Inc. (NASDAQ: SLTC), provider of software that accelerates sales cycles and streamlines contract processes, today announced financial results for its first quarter of fiscal 2013, ended June 30, 2012.

“Our ongoing transition to a software-as-a-service (SaaS) business model continues to progress as planned,” said Selectica President and CEO Jason Stern. “The first quarter of fiscal 2013 marked the start of year two of our three-year plan, and we closed it out with year-over-year growth in all of our key financial metrics: recurring revenue, billings, and deferred revenue.”

Financial highlights

Selectica delivered the following financial results for the first quarter of fiscal 2013:

●	Recurring revenue: Selectica grew recurring revenue from $2.2 million in Q1 FY 2012 to $2.6 million in Q1 FY2013, a year-over-year increase of 18%. Recurring revenue in Q4 FY2012 was $2.3 million.

●
Billings: Billings for Q1 FY2013 were  $4.1 million, compared to $3.3 million in Q1 FY2012, a 24% increase year-over-year. Billings were $5.4 million in Q4 FY2012. The company defines billings, a non-GAAP financial measure, as revenue recognized during the period plus the change in deferred revenue from the beginning to the end of the period. Please refer to the financial tables below for a reconciliation of this non-GAAP measure to GAAP.

●
Deferred revenue: In Q1 FY2013, the company had deferred revenue of $6.7 million, a 72% year-over-year increase over Q1 FY2012, when deferred revenue was $3.9 million. In Q4 FY2012, deferred revenue was $6.7 million.

Business highlights
Business highlights from Q1 FY2013 include:

●
Fusion ’12 user conference: Selectica held its annual user conference May 15-17 in Napa, California, with customers from a vast array of industries gathered for customer showcases, industry-specific roundtables, open labs, and panel discussions featuring fellow users and the Selectica team. The event was the largest and best attended since the conference began in 2007.

PRESS RELEASE

●
Selectica named an American Business Awards Finalist: Selectica Guided Selling was chosen as a Finalist by the American Business Awards in the “Best New Software Product or Service of the Year, Cloud Application or Service” category. Selectica will ultimately be named a Gold, Silver, or Bronze Stevie® Award winner when results are announced at the 10th Annual Stevie Awards ceremony in San Francisco, California on September 17, 2012.

●
Investment in growth: Selectica made additional investments in its sales and services teams, further positioning itself to support the needs of its expanding customer base and to meet growing market demand for configure-price-quote (CPQ) and contract lifecycle management (CLM) solutions.

Additional results

Total revenues for Q1 FY2013 were $4.2 million, compared to $3.8 million for Q1 FY2012, a year-over-year increase of 11%. Total revenues were $3.2 million in Q4 FY2012.

Net loss for Q1 FY2013 was $709,000, or $(0.25) per share, compared to a net loss of $596,000, or $(0.21) per share in Q1 FY2012, and a net loss of $2.2 million, or $(0.78) per share, in Q4 FY2012.

Complete financial results for Q1 FY2013 can be found in the attached financial tables.

About Selectica, Inc.
Selectica, Inc. (NASDAQ: SLTC) develops innovative software that the world’s most successful companies rely on to improve the effectiveness of their sales and contracting processes. Our guided selling, sales configuration, and contract lifecycle management solutions support the Global 2000 and growing mid-size firms in closing billions of dollars’ worth of business each year. Our patented technology, delivered through the cloud, makes it easy for customers in industries like high-tech, telecommunications, manufacturing, healthcare, financial services, and government contracting to overcome product and channel complexity, increase deal value, and accelerate time to revenue. For more information, visit www.selectica.com.

Non-GAAP financial measures
Selectica provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand the company's past financial performance and future results, the company is providing non-GAAP financial measures to supplement the financial results that it provides in accordance with GAAP. The method the company uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies.

PRESS RELEASE

Forward-looking statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to the on-going global recession; fluctuations in demand for Selectica's products and services; government policies and regulations, including, but not limited to those affecting the company's industry; and risks related to the company's past stock granting policies and related restatement of financial statements. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company's most recent Form 10-K, filed by the company with the Securities and Exchange Commission.

Media contacts
Judy Radlinsky
Tanis Communications
(408) 295-4309 x119
judy.radlinsky@taniscomm.com

Jordan McMahon
Selectica
(650) 532-1520
pr@selectica.com

Investor contact
Todd Spartz
Selectica
(650) 532-1540
ir@selectica.com

SELECTICA, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2012	2011

Revenues:
Recurring revenues	$2,636	$2,173
Non-recurring revenues	1,540	1,581
Total revenues	4,176	3,754

Cost of revenues:
Recurring cost of revenues	331	254
Non-recurring cost of revenues	1,228	1,039
Total cost of revenues	1,559	1,293

Gross profit:
Recurring gross profit	2,305	1,919
Non-recurring gross profit	312	542
Total gross profit	2,617	2,461

Operating expenses:
Research and development	931	896
Sales and marketing	1,520	1,180
General and administrative	870	929
Total operating expenses	3,321	3,005

Loss from operations	(704)	(544)

Interest and other income (expense), net	(5)	(52)

Net loss	$(709)	$(596)

Basic and diluted net loss per share	$(0.25)	$(0.21)

Weighted average shares outstanding for basic and diluted net loss per share	2,807	2,831

SELECTICA, INC.
 Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	March 31,
	2012	2012

ASSETS
Current assets
Cash and cash equivalents	$13,583	$15,877
Short-term investments	-	199
Accounts receivable	3,581	2,446
Prepaid expenses and other current assets	655	531
Total current assets	17,819	19,053

Property and equipment, net	372	362
Other assets	39	39
Total assets	$18,230	$19,454

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$6,000	$6,000
Accounts payable	930	395
Accrued payroll and related liabilities	613	1,771
Other accrued liabilities	84	88
Deferred revenue	5,538	5,394
Total current liabilities	13,165	13,648
Long-term deferred revenue	1,126	1,327
Other long-term liabilities	37	41
Total liabilities	14,328	15,016

Stockholders' equity	3,902	4,438
Total liabilities and stockholders' equity	$18,230	$19,454

SELECTICA, INC.
 Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2012	2011

Operating activities
Net loss	$(709)	$(596)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	48	72
Loss on disposition of property and equipment	-	1
Stock-based compensation expense	208	109
Changes in assets and liabilities:
Accounts receivable (net)	(1,135)	649
Prepaid expenses and other current assets	(124)	(7)
Accounts payable	535	(69)
Accrued payroll and related liabilities	(1,157)	237
Other accrued liabilities and long term liabilities	(8)	(18)
Deferred revenues	(57)	(357)
Net cash (used in) provided by operating activities	$(2,399)	$21

Investing activities
Purchase of capital assets	(58)	(7)
Proceeds from maturities of short-term investments	199	-
Net cash provided by (used in) investing activities	$141	$(7)

Financing activities
Payments on note payable to Versata	-	(200)
Repurchases of common stock, net	(36)	-
Net cash used in financing activities	$(36)	$(200)

Net decrease in cash and cash equivalents	(2,294)	(186)
Cash and cash equivalents at beginning of the period	15,877	16,822
Cash and cash equivalents at end of the period	$13,583	$16,636

SELECTICA, INC.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2012	2011

Total revenues	$4,176	$3,754
Deferred revenue:
End of period	6,664	3,857
Beginning of period	6,721	4,320
Change in deferred revenue	(57)	(463)
Total billings (total revenues plus the change in deferred revenue)	$4,119	$3,291